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EXHIBIT 99.1

PRESS RELEASE


                   NQCI SELLS DIALYSIS CARE UNIT TO FOCUS ON
                 COMMERCIALIZING THE WEARABLE ARTIFICAL KIDNEY

BEVERLY HILLS, CA - (BUSINESS WIRE) - June 2, 2006--National Quality Care, Inc. (OTCBB:NQCI - News) ("NQCI") announced today that it had closed the sale of its chronic care dialysis facility to Kidney Dialysis Center of West Los Angeles, LLC ("KDC"). This sale marks a milestone achievement of one of the Company's long-term business and financial goals. Most important, the Company can now focus its efforts on the human studies and eventual commercialization of its Wearable Artificial Kidney.

The purchase price for the dialysis unit consists of $1,000,000 in cash and $2,000,000 in a promissory note secured by irrevocable letters of credit. KDC is obligated to reduce the principal owing under the Note by $1,000,000 by July 29, 2006 and to make principal payments on the Note of $30,000 per month commencing in January, 2007. All remaining principal and any accrued interest on the Note are due and payable within eight days of the receipt by KDC of the new permits to operate the facility (during a short transition period, KDC will continue to operate the facility under NQCI's permits)

During the last few years the Company has continued to operate its dialysis facility after advising the shareholders that it intended to focus on completing the development and eventual commercial marketing of its Wearable Kidney for dialysis and other medical applications. With the closing of this sale, the Company has received significant additional financial resources for continuing its research and development program and can now dedicate 100% of its scientific resources to prepare the Wearable Kidney for commercialization.

Victor Gura, M.D., a director of the Company and its Chief Scientific Officer commented "We are excited to close this phase of our operation and to concentrate exclusively on the development of the Wearable Kidney and related technologies. Devoting our undivided attention to the ongoing completion of the Phase I clinical trials of the Wearable Kidney will allow us to ensure success in bringing to market a technology that will greatly alleviate the plight of hundreds of thousands of End Stage Renal Disease human beings currently on dialysis, while reducing the enormous cost associated with keeping alive these unfortunate patients. "

 All decisions taken by the Board of Directors of NQCI in connection with the sale were unanimously approved by the other directors of the Company, without the participation of Drs. Lang and Gura, and were based on an independent valuation obtained by the Company. In addition, Drs. Lang and Gura purchased, in the aggregate, 20% of KDC; the terms of the purchase were the same as those offered to all unrelated equity investors in KDC.


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ABOUT NATIONAL QUALITY CARE, INC.

NQCI will continue to focus on the development of its Wearable Kidney, which can be worn as a belt and operates 24 hours a day, 7 days a week. The Company also has developed a continuous ultrafiltration belt for the treatment of patients with Congestive Heart Failure. The Wearable Kidney, for which the Company recently received its first patent, is designed to treat patients suffering from End Stage Renal Disease by providing continuous dialysis from a device worn as a belt by the patient. However, recent studies have indicate that the device can also be used very safely and effectively in a simplified version to treat the salt and fluid overload afflicting patients with Class III and IV Congestive Heart Failure.

SOME PARAGRAPHS OF THIS PRESS RELEASE, PARTICULARLY THOSE DESCRIBING THE COMPANY'S STRATEGIES, OPERATING EXPENSE REDUCTIONS AND BUSINESS PLANS, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1993, AS AMENDED AND SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WHILE THE COMPANY IS WORKING TO ACHIEVE THOSE GOALS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING DIFFICULTIES IN MARKETING ITS PRODUCTS AND SERVICES, NEED FOR CAPITAL, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS, ANY OF WHICH COULD HAVE AN ADVERSE EFFECT ON THE BUSINESS PLANS OF THE COMPANY, ITS REPUTATION IN THE INDUSTRY OR ITS EXPECTED FINANCIAL RETURN FROM OPERATIONS. FACTORS SUCH AS THESE COULD HAVE AN ADVERSE EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS. IN LIGHT OF SIGNIFICANT UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY AND ITS SUBSIDIARIES THAT IT WILL BE ACHIEVED.

Contact:
National Quality Care, Inc., Los Angeles
Victor Gura, M.D., 310-550-6240
or
Investor Relations Services, Inc., New Smyrna Beach, Fla.
David Kugelman, 386-409-0200
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Source: National Quality Care, Inc.